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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 26, 1998, except as to Note 2 which is as of February 3, 1998, appearing on page F-2 of FlexiInternational Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.



PricewaterhouseCoopers LLP

Stamford, Connecticut
January 28, 1999